LIFERATE SYSTEMS, INC.

                     7210 METRO BOULEVARD * EDINA, MN 55439
                      (612) 844-0599 * Fax: (612) 844-0797

November 10, 1997

The Atlanta Cardiology Group, P.C.
5665 Peachtree
Dunwoody Road N.E.
Atlanta, GA 30342
Attention: President

Gentlemen:

Reference is made to (i) the Convertible Subordinated Note dated March 28, 1997 (the "Note") of LifeRate Systems, Inc. (the "Company") payable to The Atlanta Cardiology Group, P.C. ("ACG") in the principal amount of $2,250,000 and (ii) the Agreement dated March 28, 1997 between the Company and ACG (the "Agreement"). As we have discussed, the investors in our impending private placement offering of approximately 9,000,000 shares of Common Stock (the "Shares") at $.50 per share and of approximately 9,000,000 warrants (the "Warrants")) to purchase shares of Common Stock (the "New Financing") are requiring, as a condition to closing that offering, that we obtain certain agreements from some of our major creditors.

Accordingly, notwithstanding anything in the Note and the Agreement to the contrary, we hereby request that you agree to the following modifications and amendments to the Note and the Agreement, which modifications and agreements are to become effective upon, and are subject to the consummation of, the first closing of the New Financing, which closing will relate to approximately 2,500,000 Shares and approximately 2,500,000 Warrants (the "First Closing"), on or before November 21, 1997:

         (i) The Company's obligation to accrue or pay any interest now or hereafter owing to ACG in respect of the Note shall be eliminated and canceled.

         (ii) There shall be no adjustment to the "Conversion Price" of the Note (as defined in Section 2 thereof), nor shall there by any other anti-dilution adjustment in the number of shares issuable thereunder, resulting from (x) the issuance of the Shares, the Warrants, shares of Common Stock underlying the Warrants and any Default Shares (as defined in the Securities Purchase Agreement pursuant to which the Shares shall be sold), (y) any and all conversions of existing debt of the Company into shares of Common Stock in


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         connection with the New Financing and (z) any and all other transaction, including, without limitation, issuances of options or warrants, or adjustments to the exercise prices of existing options, warrants or convertible notes that are being made in connection with the New Financing as set forth on Schedule 6(j) to the Securities Purchase Agreement (a copy of which is attached hereto).

         (iii) ACG hereby permanently waives its rights under Section 7.3 of the Agreement to designate a person to attend all Board of Directors meetings.

         (iv) From the date hereof and until January 1, 2000, ACG hereby waives all of its rights under Section 9 of the Agreement to cause the Company to file a registration statement under the Securities Act of 1933, as amended, or to have any Conversion Shares (as defined in the Agreement) included within such a registration statement which might be filed by the Company during such period.

         (v) The Company will not consent to the assignment of the Note unless a copy of this letter agreement is appended thereto. If ACG shall assign the Note, as provided in Section 9(c) thereof, no such assignment shall be effective unless the assignee agrees to be bound by this letter agreement.

         (vi) Upon notice from the Company, ACG shall promptly submit the Note to the Company to be exchanged for a replacement note reflecting the modifications and amendments in this letter agreement.

Except as modified above, the Note and the Agreement shall continue in full force and effect.

Please acknowledge your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Very truly yours,

LIFERATE SYSTEMS, INC.

By:  /s/ David J. Chinsky
     --------------------------------
         President & CEO

                                            ACKNOWLEDGED AND AGREED TO
                                            THIS 13th DAY OF November, 1997:
                                            THE ATLANTA CARDIOLOGY GROUP, P.C.


                                            By:  /s/William D. Knopf, M.D.
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